Exhibit 99.1

Elanco Animal Health 2500 Innovation Way Greenfield, IN 46140

For Immediate Release

Investor Contact: Jim Greffet +1.317.383.9935 greffet_james_f@elanco.com

Media Contact: Colleen Parr Dekker +1.317.989.7011 colleen_parr_dekker@elanco.com

Elanco Announces Agreement to Acquire Bayer’s Animal Health Business

•                  Deal strengthens and accelerates Elanco’s Innovation, Portfolio, and Productivity (IPP) strategy, creating second largest animal health leader by global revenue

•                  Continues mid-single digit revenue growth; accelerates achievement of adjusted EBITDA and gross margin goals; accretive to adjusted EPS in first full year post-close, high single to low double-digit accretion in second year post-close; significant value-creating synergies

•                  Doubles pet business with well-known brands balancing Food Animal/Companion Animal mix, combines Elanco’s veterinary focus with Bayer’s e-commerce and retail leadership for full channel coverage, enhances emerging market presence, strengthens cattle business

•                  Expands innovation through pipeline, delivery platforms, scale and access to Bayer R&D1

•                  Transaction valued at US$7.6 billion, financed by 70% cash / 30% equity combination

•                  Elanco to host investor call at 8:00 a.m. EDT

GREENFIELD, Ind., (August 20, 2019) Elanco Animal Health Incorporated (NYSE: ELAN) today announced it has entered into an agreement with Bayer AG (ETR: BAYN) to acquire its animal health business in a transaction valued at US$7.6 billion. The transaction, which is subject to regulatory approval and other customary closing conditions, creates the second largest animal health leader while strengthening and accelerating the company’s proven Innovation, Portfolio and Productivity (IPP) strategy.

The transaction will double Elanco’s Companion Animal business, advancing the company’s intentional portfolio mix transformation and creating a balance between its Food Animal and Companion Animal segments. Elanco expects the combined organization to continue to deliver mid-single digit revenue growth, while accelerating achievement of adjusted gross margin goals and delivering double digit adjusted EBITDA margin growth.

“In our first four quarters as an independent company, we have validated the significant value creation potential from a dedicated focus on animal health and a targeted strategy,” said Jeffrey N. Simmons, president and chief executive officer of Elanco. “Joining Elanco and Bayer Animal Health strengthens and accelerates our IPP strategy, transforms our portfolio with the addition of well-known pet brands, brings an increased presence in key emerging markets, expands innovation, and accelerates our margin expansion journey. The move combines our long-standing focus on the veterinarian while meeting pet owners’ changing expectation of pet care and access to products.”

1  Certain access rights to Bayer CropScience pipeline and de-prioritized pharma clinical assets.

Bayer AG’s chief executive officer, Werner Baumann, added: “Our Animal Health business is among the pioneers of this sector, having built up an attractive portfolio and secured well-established market positions in the companion and farm animal segments. And now, the combination with Elanco will give rise to a leading competitor in the animal health industry, benefiting customers, employees and shareholders alike.”

The addition of Bayer Animal Health enhances all major drivers of Elanco’s IPP strategy.

•                  Portfolio: Adding Bayer Animal Health’s business accelerates Elanco’s portfolio transformation by elevating Companion Animal to nearly half of the overall business. The combination creates access to new segments of the parasiticides market with topical treatments and collars, and propels Elanco into expanding pet e-commerce and retail spaces. This complements Elanco’s already strong veterinary presence, enabling the company to reach more pet owners. In the Food Animal business, the acquisition will add a number of anchor cattle brands, create a bio-protection portfolio and expand Elanco’s aqua presence into warm water fish. The enhanced global presence will allow Elanco to better serve veterinarians, farmers and pet owners.

•                  Innovation: The transaction augments Elanco’s already strong R&D pipeline with eight significant new development projects and 30+ lifecycle products, while providing certain access rights to Bayer’s CropScience R&D pipeline and de-prioritized clinical pharma assets. It adds superior capabilities for R&D platforms in key areas along with innovative dosing and delivery technology platforms. The acquisition also adds additional bench strength and scale to Elanco’s world-class R&D team.

•                  Productivity: The combination of Bayer and Elanco accelerates Elanco’s margin expansion opportunity and delivers adjusted EPS accretion in the first full year post-closing, then high single to low double-digit percentage accretion in year two. The acquisition also unlocks Elanco’s ability to achieve 60 percent adjusted gross margin and 31 percent adjusted EBITDA margin faster than on a stand-alone basis,2 with the increased ability to improve beyond. It brings operating cash flow of approximately $1 billion annually by the third year post-closing, allowing Elanco to reach 3x gross debt to adjusted EBITDA in the same time period, along with the potential for $275 to $300 million in synergies.  Finally, Elanco will bring together two complementary dedicated animal health businesses to operate on one fit-for-future infrastructure.

“This combination will join two complementary animal health-focused entities previously under the human pharma umbrella into a dedicated company focused on delivering for farmers, veterinarians and pet owners. It creates increased speed, attention and investment to bring customers greater access and options at a variety of price points to make a difference in the lives of animals,” Simmons said. “We look forward to adding Bayer Animal Health’s employees’ breadth of expertise. Ultimately, we believe these increased capabilities and knowledge will allow us to better support the veterinarian, creating a bridge between the pet owner and the veterinarian where relationships don’t exist today.”

Key Terms and Financing

Elanco will finance the transaction through both cash and equity. Bayer AG will receive $5.32 billion in cash, subject to customary purchase price adjustments, and $2.28 billion or approximately 68 million Elanco Animal Health common shares. This represents a 70 percent to 30 percent cash-to-equity mix. Stock received by Bayer is subject to a 7.5 percent symmetrical collar centered on Elanco’s volume-weighted average price for the 30 trading days ended August 6, 2019 of $33.60. Elanco has secured a bridge commitment for the cash portion of the consideration. It intends to fund the cash consideration through a combination of new debt and equity. At close, Elanco expects its gross debt to adjusted EBITDA leverage ratio to be ~5x, including the benefit of expected cost synergies. The strong cash flow generation profile of the combined businesses will allow Elanco to de-lever rapidly to below 3x gross debt

2  2022 vs 2023

to adjusted EBITDA by the end of 2022. The transaction is expected to close in mid-2020, subject to regulatory approvals and other customary closing conditions.

Advisors

Goldman Sachs acted as financial advisor to Elanco and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Hengeler Mueller acted as legal counsel to Elanco. Elanco’s Board of Directors was provided a fairness opinion by Duff & Phelps.

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WEBCAST AND CONFERENCE CALL DETAILS

Elanco will host a special webcast and conference call at 8:00 a.m. Eastern today, during which company executives will discuss today’s announcements and respond to questions from financial analysts. Investors, analysts, members of the media and the public may access the live webcast and accompanying slides by visiting the Elanco website at https://investor.elanco.com and selecting Events and Presentations. A replay of the webcast will be archived and made available a few hours after the event on the company’s website, at https://investor.elanco.com/investor/events-and-presentations/events-calendar/default.aspx.

ABOUT ELANCO

Elanco (NYSE: ELAN) is a global animal health company that develops products and knowledge services to prevent and treat disease in food animals and pets in more than 90 countries. With a 65-year heritage, we rigorously innovate to improve the health of animals and benefit our customers, while fostering an inclusive, cause-driven culture for more than 5,800 employees. At Elanco, we’re driven by our vision of food and companionship enriching life — all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

ABOUT BAYER

Bayer is a global enterprise with core competencies in the life science fields of health care and nutrition. Its products and services are designed to benefit people by supporting efforts to overcome the major challenges presented by a growing and aging global population. At the same time, the Group aims to increase its earning power and create value through innovation and growth. Bayer is committed to the principles of sustainable development, and the Bayer brand stands for trust, reliability and quality throughout the world. In fiscal 2018, the Group employed around 117,000 people and had sales of 39.6 billion euros. Capital expenditures amounted to 2.6 billion euros, R&D expenses to 5.2 billion euros. For more information, go to www.bayer.com.

Forward Looking Statement

Statements in this release that are not strictly historical, including statements regarding the proposed acquisition of Bayer AG’s animal health business, the expected timetable for completing the transaction, the anticipated financing for the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: (1) the inability to consummate the transaction in a timely manner; (2) the failure of the transaction to close for any other reason; (3) the possibility that the integration of Bayer AG’s animal health business and operations with those of Elanco may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Bayer AG’s animal health or Elanco’s existing businesses; (4) the effect of the announcement of the transaction on Elanco’s, Bayer AG’s or the combined company’s respective business relationships, operating results and business generally; (5) diversion of management’s attention from ongoing business concerns; (6) the ability to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all; (7) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (8) negative effects of the announcement or the consummation of the transaction on the market price of Elanco’s common stock; (9) the ability of Elanco to retain and hire key personnel; (10) management’s response to any of the aforementioned factors; and (11) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in Elanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Elanco’s other filings with the Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date hereof and any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.